EXHIBIT 99.3

Carbon-Ion Energy, Inc. and Subsidiary

Consolidated Financial Statements

June 30, 2021

Carbon-Ion Energy, Inc. and Subsidiary Index to Consolidated Financial Statements June 30, 2021

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Carbon-Ion Energy, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Carbon-Ion Energy, Inc. (the Company) as of June 30, 2021, and the related consolidated statements of operations and comprehensive loss, changes in stockholders’ deficit, and cash flows for the six months then ended, and the related notes and schedules (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2021, and the results of its operations and its cash flows for the six months then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3, the Company has incurred net losses and negative cash flow from operations since inception. These factors, and the need for additional financing in order for the Company to meet its business plans raises substantial doubt about the Company’s ability to continue as a going concern. Our opinion is not modified with respect to that matter.

/s/ Accell Audit & Compliance, P.A.

We have served as the Company’s auditor since 2021.

Tampa, Florida

October 22, 2021

3001 N. Rocky Point Dr. East, Suite 200 Tampa, Florida 33607 813.367.3527

1

CARBON-ION ENERGY, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEET
JUNE 30, 2021

ASSETS
CURRENT ASSETS
Cash	$367,013
Inventory	117,351
Prepaid expenses	41,429
TOTAL CURRENT ASSETS	525,793
FIXED ASSETS
Property and equipment	191,839
TOTAL FIXED ASSETS	191,839
OTHER ASSETS
Intellectual property, net of impairment	530,198
Right-of-use assets, net of accumulated amortization	37,473
TOTAL OTHER ASSETS	567,671
TOTAL ASSETS	$1,285,303

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
Accounts payable and accrued expenses	$510,158
Payroll taxes payable	375,129
Due to stockholders	119,349
Notes payable	71,791
Current portion of operating lease liabilities	19,222
Convertible note payable, including accrued interest	1,537,315
TOTAL CURRENT LIABILITIES	2,632,964
Operating lease liabilities, net of current portion	18,152
TOTAL LIABILITIES	2,651,116

Commitments and contingencies

STOCKHOLDERS' DEFICIT
Common stock, $.000001 par value, 10,000,000 shares authorized,
8,000,000 shares issued and outstanding	8
Additional paid-in-capital	556,351
Accumulated deficit	(1,915,806)
Cumulative translation adjustment	(6,366)
TOTAL STOCKHOLDERS' DEFICIT	(1,365,813)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$1,285,303

(See report of independent registered public accounting firm and accompanying notes to consolidated financial statements)

2

CARBON-ION ENERGY, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS
FOR THE SIX-MONTHS ENDED JUNE 30, 2021

SALES	$-
COST OF SALES	-
GROSS PROFIT	-
OPERATING EXPENSES
Officers' salaries	179,318
Salaries and wages	574,505
Payroll taxes	88,331
Legal and professional fees	393,897
General and administrative expenses	80,851
TOTAL OPERATING EXPENSES	1,316,902
OPERATING LOSS	(1,316,902)
OTHER EXPENSES
Interest expense	(37,010)
LOSS BEFORE PROVISION FOR INCOME TAXES	(1,353,912)
Provision for income taxes	-
NET LOSS	(1,353,912)
OTHER COMPREHENSIVE LOSS
Foreign currency translation adjustment	(6,529)
COMPREHENSIVE LOSS	$(1,360,441)
LOSS PER SHARE	$(0.17)
WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING	8,000,000

(See report of independent registered public accounting firm and accompanying notes to consolidated financial statements)

3

CARBON-ION ENERGY, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
FOR THE SIX-MONTHS ENDED JUNE 30, 2021

	Common Stock		Additional Paid In	Accumulated	Cummulative Translation	Total Stockholders'
	Shares	Amount	Capital	Deficit	Adjustment	Deficit
BALANCES, December 31, 2020	8,000,000	$8	$393,376	$(561,894)	$163	$(168,347)
Stockholder loans reclassified	-	-	162,975	-	-	162,975
Translation adjustment	-	-	-	-	(6,529)	(6,529)
Net loss	-	-	-	(1,353,912)	-	(1,353,912)
BALANCES, June 30, 2021	8,000,000	$8	$556,351	$(1,915,806)	$(6,366)	$(1,365,813)

(See report of independent registered public accounting firm and accompanying notes to consolidated financial statements)

4

CARBON-ION ENERGY, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE SIX-MONTHS ENDED JUNE 30, 2021

Cash flows from operating activities:
Net loss	(1,353,912)
Adjustments to reconcile net loss to net cash
used in operating activities:
Amortization of right-of-use assets	2,924
Changes in operating assets and liabilities:
Prepaid expenses	425
COVID-19 HM furlough support	46,647
Accounts payable and accrued expenses	309,958
Payroll taxes payable	199,847
Accrued interest on convertible notes	37,010
Net cash used in operating activities	(757,101)
Cash flows from investing activities:
Acquisition of property and equipment	(15,739)
Addition to intellectual property	(179,477)
Net cash used in investing activities	(195,216)
Cash flows from financing activities:
Principal payments on operating lease obligations	(3,023)
Payment of loan obligation	(193,284)
Advances from stockholders	114,573
Proceeds from convertible notes	1,400,000
Net cash provided by financing activities	1,318,266
Effect of exchange rate changes on cash	(6,529)
Net increase in cash	359,420
Cash at beginning of the period	7,593
Cash at end of the period	$367,013

Supplemental Disclosures:
Non-cash investing and financing activities:
Stockholder loans reclassified to additional paid-in capital
in exchange for equity	$162,886
Cash paid during the year for:
Interest	$-
Income taxes	$-

(See report of independent registered public accounting firm and accompanying notes to consolidated financial statements)

5

Carbon-Ion Energy, Inc. and Subsidiary

Notes to Consolidated Financial Statements

For The Six Months Ended June 30, 2021

(1) Organization and Business Description

The accompanying consolidated financial statements include Carbon-Ion Energy, Inc. (“CIE”) and its wholly-owned subsidiary Oxcion Limited (“OXC”) (collectively the “Company”). CIE was incorporated under the laws of the State of Delaware on December 29, 2020 and operates as a parent holding company. OXC (formerly Solutions For Start Up Ventures Limited) was incorporated under the laws of England and Wales on February 20, 2009 and operated as a business consulting entity until December 31, 2020. OXC became a wholly-owned subsidiary of CIE effective March 11, 2021 pursuant to a share exchange agreement whereby the existing stockholders of OXC received the same pro-rata equity interests in CIE. Going forward OXC plans to market its patented super capacitor technology that was acquired on September 11, 2020 to customers worldwide. The normal fiscal year end of the Company is December 31st.

(2) Summary of Significant Accounting Policies

Basis of Presentation and Consolidation

The accompanying consolidated financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). All intercompany balances and transactions have been eliminated in consolidation.

Cash

For financial statement presentation purposes, the Company considers all short-term investments with a maturity date of three months or less to be cash equivalents.

Inventory

Inventory, which consists substantially of raw materials, is stated at the lower of cost (first-in, first-out basis) or market (net realizable value). There is no reserve for obsolescence as of June 30, 2021.

Property and Equipment

Property and equipment is stated at cost. Maintenance and repairs are expensed as incurred. Upon sale or disposition of assets, any gain or loss is included in the statement of operations. The cost of property and equipment is depreciated using the straight line method over the estimated useful lives of the assets when placed in service, which range from three to seven years. Property and equipment acquired on September 11, 2020 had not been placed in service as of June 30, 2021.

Carbon-Ion Energy, Inc. and Subsidiary Notes to Consolidated Financial Statements For The Six Months Ended June 30, 2021

6

Carbon-Ion Energy, Inc. and Subsidiary

Notes to Consolidated Financial Statements

For The Six Months Ended June 30, 2021

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

Corporate income taxes are provided for the tax effects of transactions reported in the consolidated financial statements and consist of taxes currently due plus deferred taxes related primarily to the differences between the basis of certain assets and liabilities for financial and income tax reporting. The deferred taxes represent the future tax return consequences of those differences, which will either be deductible or taxable when the assets and liabilities are recovered or settled. Deferred taxes are also recognized for operating losses that are available to offset future taxable income. Future tax benefits of deferred tax assets are recognized to the extent that the realization of the benefits is considered to be more likely than not. If it is more likely than not that some or all of a deferred asset will not be realized, a valuation allowance is recognized.

Intellectual Property

The Company’s intangible assets consist of patents on its technology, recorded at cost. Cost is based on third party expenditures for patent acquisitions and applications. OXC will begin amortizing the intangibles over their estimated remaining useful life when it begins revenue- producing activities. OXC will determine the useful lives of its intangible assets after considering the specific facts and circumstances related to each intangible asset. Factors that will be considered when determining useful lives include the contractual term of any agreement related to the asset, the historical performance of the asset, the long-term strategy for using the asset, any laws or other local regulations that could impact the useful life of the asset, and other economic factors, including competition and specific market conditions.

Impairment of Long-lived Assets

Potential impairments of long-lived assets are reviewed when events or changes in circumstances indicate a potential impairment may exist. In accordance with ASC Subtopic 360-10, “Property, Plant and Equipment – Overall,” impairment is determined when estimated future undiscounted cash flows associated with an asset are less than the asset’s carrying value.

Leases

The Company accounts for leases in accordance with ASU 2016-02, “Leases” (Topic 842). Based on this standard, the Company determines if an agreement is a lease at inception. Operating leases are included in operating lease – right to use, current portion of operating lease liability, and operating lease liability, less current portion in the Company’s consolidated balance sheet. Finance leases are included in property, plant and equipment, net, current portion in long-term debt, net and long-term debt, less current portion and debt issuance costs in the Company’s consolidated balance sheet.

7

Carbon-Ion Energy, Inc. and Subsidiary

Notes to Consolidated Financial Statements

For The Six Months Ended June 30, 2021

As permitted under ASU 2016-02, the Company has made an accounting policy election not to apply the recognition provisions of ASU 2016-02 to short term leases (leases with a lease term of 12 months or less that do not include an option to purchase the underlying asset that the lessee is reasonably certain to exercise); instead, the Company will recognize the lease payments for short term leases on a straight-line basis over the lease term. The Company did not have any short-term leases at June 30, 2021.

Foreign Currency Translation

Assets and liabilities of CIE’s U.K. subsidiary are translated from Pounds sterling to United States dollars at the exchange rate in effect at the balance sheet date. Income and expenses are translated at average exchange rates during the year. The translation adjustment for the reporting period is included in the Company’s consolidated statement of operations and comprehensive loss, and the cumulative effect of these adjustments are reported in the Company’s consolidated balance sheet as a cumulative translation adjustment within Stockholders’ Deficit.

Basic Income (Loss) Per Share

The Company computes income (loss) per share in accordance with ASC 260 Earnings per Share. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. As of June 30, 2021, there were no potentially dilutive debt or equity instruments issued or outstanding.

Recent Accounting Pronouncements

FASB ASU 2016-02 “Leases (Topic 842)”- In February 2016, the FASB issued ASU 2016- 02, which requires lessees to recognize almost all leases on their balance sheet as a right-of- use asset and a lease liability. For income statement purposes, the FASB retained a dual model, requiring leases to be classified as either operating or finance. Classification is to be based on criteria that are largely similar to those applied incurrent lease accounting, but without explicit bright lines. Lessor accounting is similar to the old model but updated to align with certain changes to the lessee model and the new revenue recognition standard. The Company adopted this ASU on January 1, 2021.

Revenue

FASB ASU 2014-09 "Revenue from Contracts with Customers (Topic 606)," or ASU 2014-09 - ASU 2014-09 requires revenue recognition to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The new revenue recognition model requires identifying the contract, identifying the performance obligations, determining the transaction price, allocating the transaction price to performance obligations and recognizing the revenue upon satisfaction of the performance obligations. ASU 2014-09 also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and change in judgments, and assets recognized from costs incurred to obtain or fulfill a contract.

8

Carbon-Ion Energy, Inc. and Subsidiary

Notes to Consolidated Financial Statements

For The Six Months Ended June 30, 2021

(3) Going Concern

In late 2019, a novel strain of the coronavirus, COVID-19, emerged globally. As the economic impact of COVID-19 continues in the United States and England, actions taken to mitigate it have had, and are expected to have, an adverse impact on the economy in the New York and London geographical areas in which the Company operates. While it is unknown how long these conditions will last and what the total financial impact will be, the Company has experienced disruptions over the past year that have limited its ability to carry out all of its operational activities. However, as of the date of the accountant’s report, management cannot reasonably estimate the impact of COVID-19 to the Company’s future operational activities, revenues, financial condition and results of operations.

As of June 30, 2021, the Company has accumulated operating losses of approximately $1,916,000, has yet to commence operations and no product sales related to its patented battery storage technology that was acquired on September 11, 2020, all of which raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. However, the Company is currently addressing its liquidity issues by continually seeking investment capital through private placement of common stock and debt. Issuances of additional shares will result in dilution to existing stockholders. There is no assurance that the Company will be able to complete any additional sales of equity securities or be able to arrange for other financing to fund planned business activities.

(4) Property and Equipment

Property and equipment consisted of the following at June 30, 2021:

Laboratory equipment	$176,097
Other equipment	15,742

Total	$191,839

Property and equipment acquired on September 11, 2020 has not been placed in service and, as such, there was no depreciation expense for the six months ended June 30, 2021.

(5) Intellectual Property

Intellectual property at June 30, 2021 in the amount of $530,198 is net of a $35,073 impairment that was recorded at December 31, 2020. The intellectual property is various super capacitor technology patents that were acquired on September 11, 2020 for $385,793, plus $179,478 of legal fees subsequently incurred directly related to these patents and additional patent applications. The Company has deferred amortizing the intellectual property until it begins revenue operations in order to more accurately match the expense with the revenue. As such, there was no amortization expense for the six months ended June 30, 2021.

9

Carbon-Ion Energy, Inc. and Subsidiary

Notes to Consolidated Financial Statements

For The Six Months Ended June 30, 2021

(6) Operating Lease Right-of-Use Assets and Operating Lease Liabilities

The Company entered into two third-party lease agreements for laboratory equipment. Both leases commenced on May 5, 2021 with one going through through April 5, 2023 and the other through May 5, 2023 with monthly rental payment of $1,221 and $605, respectively.

Operating lease right-of-use assets and liabilities are recognized at the present value of the future lease payments at the lease commencement date. The interest rate used to determine the present value is our incremental borrowing rate, estimated to be 10%, as the interest rate implicit in most of our leases is not readily determinable. Operating lease expense is recognized on a straight-line basis over the lease term. During the six months ended June 30, 2021, the Company recorded $3,554 as operating lease expense for these two leases, which is included in general and administrative expenses on the consolidated statement of operations and comprehensive loss.

Right-of-use assets as of June 30, 2021 are summarized as follows:

Equipment leases	$40,397
Less accumulated amortization	(2,924)
Right-of-use assets, net	$37,473

Operating lease liabilities as of June 30, 2021 are summarized as follows:

Equipment leases	$37,374
Less: current portion	(19,222)
Long-term portion	$18,152

Maturity of lease liabilities for the years ending December 31st is as follows:

2021	$10,956
2022	21,912
2023	7,909
Total	40,777
Less: imputed interest	(3,403)
Lease liabilities	$37,374

(7) Due To Stockholders

The $119,349 balance at June 30, 2021 represents monies advanced to the Company by two stockholders, one of which is also an officer, for working capital purposes. The amount due is unsecured, non-interest bearing and payable upon demand. As such, this balance has been classified as a current liability.

10

Carbon-Ion Energy, Inc. and Subsidiary

Notes to Consolidated Financial Statements

For The Six Months Ended June 30, 2021

(8) Notes Payable

Notes payable at June 30, 2021 in the amount of $71,791 represents monies advanced to the Company by two unrelated individuals for working capital purposes. The amount due is unsecured, non-interest bearing and payable upon demand. As such, this balance has been classified as a current liability.

(9) Convertible Note Payable

On April 13, 2021, CIE executed a convertible note payable for $1,500,000 with Corporate Universe, Inc. (“COUV”, or the “Holder”) that superseded and included two previous promissory notes with OXC for $100,000 and $400,000 dated December 20, 2020 and January 25, 2021, respectively, plus an additional $1,000,000 of funding from COUV that is party to the share exchange agreement with CIE dated April 13, 2021. The two previous promissory notes with OXC accrued interest from the respective effective dates at a rate of 10% per annum through April 13, 2021 and the $1,500,000 convertible note accrues interest at a rate of 8% per annum beginning April 13, 2021 through the closing date of the share exchange agreement. At which time the entire note, plus all accrued interest, will be re-classed to equity on the books of CIE. This convertible note is secured by the assets of the Company. If the share exchange agreement does not close, the Holder can covert this note, plus all accrued interest, in whole at any time into the remaining 2,000,000 authorized unissued shares of CIE common stock so that the equity interest of the Holder is equal to 20% of the outstanding shares of CIE after the exercise. If the share exchange agreement closes, CIE will simultaneously issue the remaining 2,000,000 authorized unissued shares of common stock to the existing shareholders on a pro-rata basis. The total accrued interest was $ 37,315 as of June 30, 2021.

(10) Share Exchange Agreements

In accordance with ASC 805, Business Combinations and ASC 250, Accounting Changes and Error Corrections, when an accounting change results in financial statements that are, in effect, the statements of a different reporting entity, the change shall be retrospectively applied to the financial statements of all prior periods presented to show financial information for the new reporting entity for those periods. The financial statements of the receiving entity shall report results of operations for the period in which the transfer occurs as though the transfer of net assets or exchange of equity interests had occurred at the beginning of the period. Results of operations for that period will thus comprise those of the previously separate entities combined from the beginning of the period to the date the transfer is completed and those of the combined operations from that date to the end of the period.

On March 11, 2021, all the stockholders of OXC exchanged 100% of their stock totaling 100,000 issued and outstanding shares for the same pro-rata equity interests in CIE and received a total of 8,000,000 shares of common stock.

11

Carbon-Ion Energy, Inc. and Subsidiary

Notes to Consolidated Financial Statements

For The Six Months Ended June 30, 2021

On April 13, 2021, CIE entered into a Share Exchange Agreement with COUV whereby COUV would receive 100% of the common stock of CIE in exchange for the issuance by COUV of 100,000,000 shares of newly issued common stock to the stockholders of CIE, which would represent approximately 19% of the total issued and outstanding common stock of COUV. In addition, the stockholders of CIE will receive 100,000 shares in a newly created series of convertible preferred stock in COUV on a pro-rata basis, which shall be convertible into an additional 60% of issued and outstanding shares of the COUV common stock at the time of conversion. This will result in the issuance of approximately 790,000,000 additional shares of COUV common stock.

(11) Income Taxes

The Company, which is taxed as a corporation, had no gross unrecognized tax benefits that, if recognized, would favorably affect the effective income tax rate in future periods. It has not accrued any interest or penalties associated with income taxes. The Company will file income tax returns in the United States federal jurisdiction. The Company has not yet filed any income tax returns. As such, no tax returns are currently under examination by tax authorities.

The Company has a consolidated net operating loss carryforward of approximately

$1,916,000 at June 30, 2021 that may be used to offset future taxable income. As such, a deferred tax asset of approximately $384,000 has been recognized for the carryforward. However, no tax benefit has been reported in the consolidated financial statements because the Company believes it more likely than not that the carryforward with not be utilized. Accordingly, the $384,000 tax benefit of the loss carryforward has been offset by a $378,000 valuation allowance.

(12) Commitments and Contingencies

From time to time, the Company may become involved in various legal matters arising in the ordinary course of business. As of the date of this report, management is unaware of any material matters requiring accrual for related losses in the financial statements; however, matters which management is unaware may exist.

On March 31, 2021, CIE entered into an employment agreement with the Chief Executive Officer (“CEO”), who is also a director, for an initial term of one year with a base salary of $465,000 per annum paid in equal monthly installments, less applicable withholdings and deductions as required by law. The Company shall review the base salary on an annual basis and has the right but not the obligation to increase it, but has no right to decrease the base salary. This agreement automatically extends for additional terms of one year unless either party gives at least six months prior written notice of non- renewal during the initial term or the then current renewal term. In addition, the CEO is entitled to receive an annual bonus up to $400,000 if the Company meets or exceeds criteria adopted by the Compensation Committee of the Board of Directors on an annual basis.

12

Carbon-Ion Energy, Inc. and Subsidiary

Notes to Consolidated Financial Statements

For The Six Months Ended June 30, 2021

On April 12, 2021, CIE entered into an employment agreement with the Chief Financial Officer (“CFO”) who is also a director, for an initial term of one year with a base salary of $250,000 per annum paid in equal monthly installments, less applicable withholdings and deductions as required by law. The Company is also obligated to increase the base salary on an annual basis between $15,000 and $30,000 at the discretion of the Compensation Committee of the Board of Directors. The CFO is also entitled to receive a car allowance of $1,000 per month and five weeks paid vacation per year. This agreement automatically extends for additional terms of one year unless either party gives at least six months prior written notice of non-renewal during the initial term or the then current renewal term. In addition, the CFO is entitled to receive a bonus determined by the Compensation Committee of the Board of Directors on an annual basis.

(13) Concentration of Credit Risk

The Company maintains cash balances in interest and non-interest bearing bank accounts, one of which exceeded federally insured limits by $92,838 as of June 30, 2021. However, the Company has not experienced any losses in such account and management believes it is not exposed to any significant credit risk on cash.

(14) Share Exchange Pro Forma Disclosures

The following unaudited pro forma financial results reflect the historical operating results and financial position of the Company as if this share exchange between OXC and CIE had occurred as of January 1, 2020. The pro forma information presented below does not purport to represent what the actual results of operations or financial position would have been for the period indicated, nor does it purport to represent the Company's future results of operations.

The following table summarizes on an unaudited pro forma basis the Company's results of operations for the year ended December 31, 2020:

Net revenue	$52,104
Net loss	$(525,531)
Net loss per share	$(.07)
Weighted average number of common shares outstanding	8,000,000

The following table summarizes on an unaudited pro forma basis the Company's financial position as of December 31, 2020:

Total current assets	$213,445
Total assets	$740,266
Total current liabilities	$908,524
Total liabilities	$908,524
Total stockholders’ deficit	$(168,258)

13

Carbon-Ion Energy, Inc. and Subsidiary

Notes to Consolidated Financial Statements

For The Six Months Ended June 30, 2021

(15) Subsequent Events

In July 2021, OXC executed a thirty-six month non-cancellable operating lease for laboratory equipment. Monthly payments are approximately $4,600, including VAT, beginning August 1, 2021 through July 31, 2024.

On August 2, 2021, OXC entered into a five year non-cancellable operating lease for laboratory space in Oxfordshire, England. The cost of this space is an average monthly rent of approximately $8,500 over the lease term, including VAT, plus utilities and a pro- rated share of any joint charges as reasonably determined by the landlord.

On August 23, 2021, CIE received $95,000 pursuant to an additional promissory note with COUV. This note accrues interest at a rate of 8% per annum and has a maturity date of August 22, 2022. It is anticipated this note, plus all accrued interest, will be re-classed to equity on the books of CIE on the closing date of the share exchange agreement between CIE and COUV. In the event the share exchange agreement is not closed for any reason, this note plus all accrued interest is due and payable on the maturity date. CIE may, upon at least three days written notice, pay this note in note in whole or in part, without penalty or premium. Any prepayment of this note shall include interest to the date of prepayment on the principal amount being prepaid.

On August 27, 2021, OXC entered into an installment payment arrangement with HM Revenue & Customs in England for the payroll taxes balance due of $364,538 at June 30, 2021 plus approximately $54,600 for the July payroll tax liability. Payments are to be in made in five monthly installments of approximately $76,120 beginning October 1, 2021 with the final installment due March 1, 2022 of approximately $38,600 plus any interest that will be due. The first payment was made on October 1, 2021

Management has evaluated subsequent events through October 22, 2021, the date the consolidated financial statements were available to be issued, and has determined that there are no other events that would require an adjustment to, or disclosure in, the consolidated financial statements as of June 30, 2021.

14